Exhibit 5.1

July 22, 2011

Nile Therapeutics, Inc.
4 West 4th Street, Suite 400
San Mateo, California 94402

Ladies and Gentlemen:

We are acting as corporate counsel to Nile Therapeutics, Inc. (the “Company”) in connection with the filing by the Company on the date hereof of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) relating to the resale by the selling stockholders identified therein of an aggregate of 7,750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of 5,000,000 shares of issued and outstanding Common Stock (the “Common Shares”), and 2,750,000 shares (the “Warrant Shares”) issuable upon the exercise of outstanding warrants originally issued by the Company on June 23, 2011 (the “Warrants”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company: (i) the Company’s Amended & Restated Certificate of Incorporation; (ii) the Company’s Bylaws, as amended; (iii) certain corporate resolutions and minutes adopted by the Board of Directors of the Company pertaining to issuance of the Common Shares, Warrants and Warrant Shares; (iv) the Warrants; and (v) the Registration Statement.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based on and subject to the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

1.       The Common Shares have been duly authorized and are validly issued, fully paid and nonassessable; and

2.       The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Fredrikson & Byron, P.A.
By:	/s/ Christopher J. Melsha
Its:	Vice President